Exhibit 99.1

QCI CEO Outlines Company Progress in Shareholder Letter

LEESBURG, VA – June 30, 2021 - Quantum Computing Inc. (QCI) (OTCQB: QUBT), the leader in bridging the power of classical and quantum computing, today announced that it has issued a forward looking letter to shareholders pertaining to expansion of its quantum-ready software to commercial applications. The letter reviews the company’s achievements and offers a positive outlook on growth. A summary is below.

QCI offers easily deployed quantum software solutions for some of the world’s most complex computational problems, with solutions designed to optimize high-value business processes such as supply chain logistics, drug discovery, cybersecurity, and transportation.

The company’s core software technology, Qatalyst™ delivers best-in-class performance and accuracy using highly optimized, quantum-ready formulations, and this has attracted users from multiple business verticals.

While today’s quantum computers (QCs) alone cannot yet scale to solve enterprise-class problems, QCI currently accelerates the value, accuracy and timeliness of classical systems, thanks to the application of powerful quantum-ready techniques. Qatalyst simultaneously offers seamless access to QCs to process the same problems without any need for coding new and complex quantum programs.

According to QCI CEO, Robert Liscouski: “Much of the market continues to focus on pure quantum for quantum’s sake. However, the simple reality is that delivering business value with quantum in the near term will not come from quantum alone. It can only be derived from the sophisticated combination of classical and quantum computing techniques that is enabled today with Qatalyst.”

Delivering immediate value with quantum techniques or quantum computers also demands software that brings this power within the reach of end users and programmers. Other quantum vendors offer software development toolkits (SDKs) that require expensive and hard to find quantum expertise. QCI alone provides simple, seamless access to powerful computational software across a variety of classical and quantum computers with no quantum expertise required.

Qatalyst’s unique ability to leverage classical and quantum computers to deliver solutions across multiple domains without reliance on the scalability of quantum computers has placed QCI in a unique, compelling position with its prospective commercial customers and partners.

QCI has discovered that even the most technically advanced integrators and scientific laboratories want a simpler way to deliver quantum applications, validating its unique approach to masking the complexity of quantum programming.

“The technical experts we are working with today want to focus on solving problems, and not be burdened with the deep-level, complicated coding required by QC hardware and software development kits or SDKs,” noted QCI chief technology officer, Mike Booth. “Qatalyst allows users to see their first results in less than a week, as compared to the year or more using SDKs.”

The U.S. Department of Energy national labs, large universities, and QC providers have also participated in the commercial launch of Qatalyst, and have been collaborating with QCI on how quantum techniques can advance their real-world applications.

“Based on the feedback we have received from our partners and initial users, we believe QCI has a unique first-mover advantage and a leadership position in delivering business value today with Qatalyst,” added Liscouski. “We are confident that the success of real-world use cases with our initial clients will soon convert to paying customers.”

Advancing toward this goal, the company is working closely with an expanding number of market leaders to define and create quantum-driven solutions to their business challenges. This includes:

●	Fraud Detection: A large global data company is working with QCI to identify credit card fraud, security risks for illicit activity, and physical access to secure sites. The effort is focused on how to address current and future cyber risks using Qatalyst-powered quantum technologies in community detection.

●	Global Pipeline Logistics and Supply Chain: A global oil company is using Qatalyst to optimize its logistics and supply chain as well as pipeline security.

●	Intelligent Routing: A large global manufacturer is exploring the use of Qatalyst for intelligent routing and distribution optimization for vehicles, devices, and products.

●	Robotics: The same manufacturer is looking to automate warehouse robotics for order fulfillment optimization.

●	Drug Discovery: A pioneering pharmaceutical company is using Qatalyst to leverage the power of quantum techniques for community detection, drug discovery, diagnostics, and treatments.

●	Optimizing Complex Computations: A system integrator is using Qatalyst to optimize business critical data analytics and complex computations for its clients.

“These initial customers and their real-world applications are demonstrating Qatalyst’s tremendous value and are guiding us to our most significant near-term revenue opportunities,” commented David Morris, QCI chief revenue officer who joined the company earlier this year.

Morris brings to QCI more than 20 years leading regional, national, and international sales strategies, business development and execution at leading tech firms that include Cisco Systems and Intel. He joined QCI’s team of experts in quantum technology who previously led innovation at Cray, Silicon Graphics, D-Wave, and other major technology firms.

“While we continue to lead with quantum technical innovation, we are now laser focused on the fundamentals and providing real-world quantum solutions for end users that solve high-value problems,” continued Morris. “Our growing number of key industry partnerships and relationships are also helping us to advance this mission.”

Earlier this year QCI announced that it is working closely with AWS technology to ensure that Qatalyst delivers the best possible experience for classical users and workflows as they leverage quantum techniques and resources. The Qatalyst SaaS service delivers quantum-ready constrained optimization, accelerating and improving the accuracy and diversity of results on classical systems. It can accept constrained optimization problems, as well as graph models, for computation. It also includes seamless access to QPUs via Amazon Braket, including D-Wave, IonQ, and Rigetti.

The availability of Qatalyst on AWS Braket positions QCI directly in the middle of a global value chain for AWS business users. QCI also now offers access to IBM quantum computers via the IBM cloud.

Building upon this momentum, the company is in advanced stages of discussions with a full range of additional prospective partners, from leading hardware and application vendors to IT consulting firms. It is focused on both horizontal QC vendors and system integrators, as well as vertical partners in the logistics and supply chain, pharmaceutical, and financial space.

“We view these partnerships as force multipliers, expanding our reach and range, and driving revenue generation, profitability, and substantial returns on invested capital over time,” added Liscouski. “Every day we are building shareholder value by focusing on the needs of our customers, and we are extraordinarily well-positioned to fulfill these needs in high-value ways. The progress and success we are seeing in the increasing use and performance of Qatalyst leads us to believe we are on the verge of a breakthrough to our next level of growth and success.”

To learn more about QCI, visit quantumcomputinginc.com.

About Quantum Computing

Quantum Computing Inc. (QCI) (OTCQB: QUBT) is focused on accelerating the value of quantum computing for real-world business solutions. The company’s flagship product, Qatalyst, is the first software to bridge the power of classical and quantum computing, hiding complexity and empowering SMEs to solve complex computational problems today. QCI’s expert team in finance, computing, security, mathematics and physics has over a century of experience with complex technologies; from leading edge supercomputing innovations, to massively parallel programming, to the security that protects nations. Connect with QCI on LinkedIn and @QciQuantum on Twitter. For more information about QCI, visit www.quantumcomputinginc.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of Quantum Computing (“Company”), and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this press release that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC.

Qatalyst™ is a trademark of Quantum Computing Inc. All other trademarks are the property of their respective owners.

Company Contact

Robert Liscouski, CEO

Quantum Computing, Inc.

+1 (703) 436-2161

Email Contact

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

+1 (949) 432-7566

Email Contact

Media Relations Contact:

Seth Menacker

Fusion Public Relations

+1 (201) 638-7561

qci@fusionpr.com

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